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                               STOCKTON BATES, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS


                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
JADE Financial Corp. and Subsidiaries


     We consent to the inclusion herein of our report dated February 4, 2000, which is as of December 31, 1999, relating to the balance sheets of JADE Financial Corp. and Subsidiaries as of December 31, 1999 and 1998 and the related statements of operations, changes in shareholders equity, and cash flows for the years then ended, which report appears in the Form S-4 of JADE Financial Corp. and Subsidiaries.



                                              STOCKTON BATES, LLP

                                              Certified Public Accountants


Philadelphia, Pennsylvania

January 16, 2001


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                               STOCKTON BATES, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
PSB Bancorp, Inc. and Subsidiaries


     We consent to the inclusion herein of our report dated March 17, 2000, which is as of December 31, 1999, relating to the balance sheets of PSB Bancorp, Inc. and Subsidiaries as of December 31,1998 and 1997 and the related statements of operations, changes in shareholders equity, and cash flows for the years then ended, which report appears in the Form S-4 of PSB Bancorp, Inc. and Subsidiaries.



                                                 STOCKTON BATES, LLP

                                                 Certified Public Accountants


Philadelphia, Pennsylvania

January 16, 2001